                                                         EXHIBIT 10.1(a)(i)

                                      NOTE


$80,400,000
                                                          NEW YORK, NEW YORK
                                                               July 25, 1994


         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of ITEL RAIL HOLDINGS CORPORATION, a Delaware corporation ("Payee") at its place of payment listed in Section 13 below, on or before December 1, 1998, the sum of EIGHTY MILLION AND FOUR HUNDRED THOUSAND DOLLARS ($80,400,000.00) plus interest thereon on the unpaid principal amount hereof from time to time outstanding from July 1, 1994 until maturity (provided, that for purposes of calculating the interest due hereunder the full amount of $80,400,000 shall be deemed outstanding for the period of time, if any, from July 1, 1994 until the date hereof, even if no amount has then been advanced hereunder), at the Interest Rate (as defined below) from time to time in effect in accordance with the terms hereof. This Note is a purchase money note and is executed and delivered pursuant to that certain Purchase Agreement dated as of June 23, 1994 by and among Maker, Payee and Itel Corporation, a Delaware corporation (the "Purchase Agreement") as a portion of the purchase price payable by Maker as the purchaser under the Purchase Agreement. Certain capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. In consideration of the extension of credit evidenced by this Note and of the transaction contemplated by the Purchase Agreement, Maker hereby agrees as follows:

         1. Interest Rate. Subject to the provisions of Section 2 below, the principal amount outstanding (or deemed outstanding) from time to time under this Note shall bear interest at a rate (the "Interest Rate") calculated as follows:

         (a) From July 1, 1994 to and including July 1, 1995 the Interest Rate shall be a rate per annum equal to the rate from time to time announced by Continental Bank, N.A. or its successor (the "Bank") as its "prime rate" (the "Prime Rate").

         (b) From and after July 2, 1995, the Interest Rate at any time shall be a rate equal to the greater of (i) a rate per annum equal to the Prime Rate in effect at such time, plus one and one-half percent (1-1/2%) and (ii) the rate per annum in effect at such time (whether as a result of default or otherwise) with respect to the Bank Loan (as defined below).





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         (c)  As used in this Note, the "Bank Loan" shall mean the loan, in the original principal amount of $11,900,000, made by the Bank to Maker on the date hereof, or any refinancing or replacement thereof which satisfies all of the following conditions: (i) such loan is made by a reputable bank, insurance company or other institutional lender, (ii) the principal amount of such loan does not exceed an amount equal to the sum of $11,900,000, plus any accrued and unpaid interest on the Bank Loan that has been added to principal in accordance with the terms thereof, less any payments of principal made with respect to the Bank Loan, and (iii) the maximum rate of interest payable on such loan prior to default does not exceed the Prime Rate plus 2%.

         2. Default Rate. Notwithstanding Section 1 above, after the occurrence and during the continuance of an Event of Default hereunder, the principal amount outstanding from time to time under this Note shall bear interest at a rate (the "Default Rate equal to the greater of (i) two percent (2%) per annum in excess of the Interest Rate that would otherwise be applicable pursuant to Section 1(a) or Section 1(b)(i) hereof, and (ii) the rate applicable under Section 1(b)(ii) hereof.

         3. Certain Calculations; Limitation. The Interest Rate and the Default Rate hereunder shall change when and as the Prime Rate changes, and shall be computed, for the exact number of days elapsed, on the basis of a year of 360 days. Notwithstanding any other provision of this Note, in no event shall the Interest Rate or Default Rate hereunder exceed the maximum rate of interest permitted under applicable law.

         4. Payments of Interest; Maturity. Interest hereon shall be payable semiannually for the first year on December 31, 1994 and June 30, 1995 and monthly thereafter on the first day of each month (an "Interest Payment Date"); provided, that any unpaid interest may at Maker's election be added to principal on such Interest Payment Date and shall thereafter bear interest at the rates set forth above. All unpaid principal and accrued interest shall be payable in full on December 1, 1998.

         5. Security. This Note is secured by (i) a SCAP Pledge and Security Agreement II of even date herewith (the "Pledge Agreement"), made by Maker for the benefit of the Bank, as agent for Payee and the Bank and creating a first security interest in certain shares of the common stock of Signal Capital Holdings Corporation and (ii) an SCHC Guaranty II of even date herewith (the "Guaranty") made by Signal Capital Holdings Corporation for the benefit of Payee, and the Guaranty is secured by an SCHC Pledge and Security Interest II of even date herewith (the "Security Agreement"). The Pledge Agreement, the Guaranty and





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the Security Agreement are collectively referred to herein as the "Collateral
Documents".

         6. Prepayment. Maker shall have the right from time to time upon 10 days prior written notice to Payee to prepay this Note prior to the expressed maturity hereof (together with all accrued and unpaid interest hereon and all other amounts due hereunder), in whole but not in part, without premium or penalty.

         7. Representations and Warranties. Maker hereby represents and warrants to Payee that:

                 (a) Maker is a limited liability company duly organized, validly existing and in good standing under the law of the state of Delaware.

                 (b) This Note and each of the Collateral Documents to which Maker is a party has been duly authorized, executed and delivered by Maker and constitutes the valid and legally binding obligation of Maker, enforceable in accordance with its terms. Each of the Collateral Documents to which Signal Capital Holdings Corporation is a party has been duly authorized, executed and delivered by Signal Capital Holdings Corporation and constitutes the valid and legally binding obligation of Signal Capital Holdings Corporation, enforceable in accordance with its terms

                 (c) The execution and delivery of this Note and the Collateral Documents, and performance by Maker and Signal Capital Holdings Corporation of their respective obligations hereunder and thereunder, will not violate any provision of law.

                 (d) There are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting Maker.

                 (e) Maker has no assets other than cash and cash equivalents, the Acquired Trust Interests, and the 110 Shares of Signal Capital Holdings Corporation (the "Shares") and has no liabilities, contingent or otherwise, other than the liabilities assumed pursuant to the Purchase Agreement, this Note, the Bank Loan, the guaranty by Maker of the Redemption Note of $89,100,000 issued by Signal Capital Holdings Corporation to Payee, the guaranty by Maker of the loan, in the original principal amount of $24,400,000, made by the Bank to Signal Capital Holdings Corporation (together with the Bank Loan, the "Acquisition Loan"), and accrued expenses to be paid from the Bank Loan.





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                 (f)  Maker is not in default under, or in violation of any term of, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment (including, without limitation, the documents and agreements executed or delivered in connection with the Bank Loan) to which it is a party or by which it is bound, or by which any of the properties or assets owned by or used in the conduct of its business is affected.

                 (g) Maker is not a party to or bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, or subject to any charter or other corporate restriction, which materially and adversely affects its business assets or condition, financial or otherwise.

                 (h) All balance sheets, profit and loss statements and other financial information of Maker heretofore furnished to Payee are true, correct and complete and present fairly the financial condition of Maker as at the dates thereof and for the periods covered thereby, which financial condition has not materially adversely changed since the date of the most recently dated balance sheet of Maker heretofore furnished to Payee.

         8.  Financial Statements.  Maker shall deliver to Payee:

                 (a) Annually, as soon as available, but in any event within 60 days after the last day of each of its fiscal years, consolidated and consolidating balance sheets of Maker and its Subsidiaries, as at such last day of the fiscal year, and consolidated and consolidating statements of income and retained earnings and changes in financial position, for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such consolidated statements to be certified without qualification by a firm of independent certified public accountants satisfactory to Payee.

                 (b) As soon as available, but in any event within 30 days after the end of each of Maker's first three fiscal quarterly periods, the consolidated and consolidating balance sheets of Maker and its Subsidiaries as of the last day of such quarter, and consolidated and consolidating statements of income and retained earnings and changes in financial position, for such quarter, all in reasonable detail, each such statement to be certified by the chief financial, or accounting, officer of Maker as having been prepared in accordance with generally accepted accounting





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principles consistently applied (subject to year-end audit
adjustments).

                 (c) Promptly after a written request therefor, such other financial data or information as Payee may reasonably request from time to time.

                 (d) At the same time as it delivers the financial statements required under the provisions of Sections 8(a) and 8(b), a certificate signed by a manager of Maker, to the effect that no Event of Default hereunder or under any other agreement to which Maker or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, has occurred and specifying in reasonable detail the exceptions, if any, to such statement.

                 As used herein, the term "Subsidiary" or "Subsidiaries" means and includes (1) Signal Capital Holdings Corporation, (2) Railcar Trust No. 1992-1, a Delaware business trust (the "Trust") and (3) the partnership in which the Trust has an interest (the "Partnership").


         9. Affirmative Covenants. Maker will, and will cause each Subsidiary to:

                 (a)  maintain adequate insurance;

                 (b) duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that such items are being contested in good faith and reserves satisfactory to Payee have been established with respect thereto;

                 (c) maintain, preserve and keep its properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto;

                 (d) comply with all statutes, rules and regulations and maintain its corporate existence, and perform its obligations under and comply with the terms and conditions of the Transaction Documents;

                 (e) pay all stamp or issuance taxes, and all recording and filing fees and other charges, if any, payable by reason of the execution, delivery, issuance recording or filing of this Note and the Collateral Documents under any applicable ordinance or statute now existing or hereafter enacted, and





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         Maker will at all times indemnify and hold harmless Payee against any liability in respect thereof;

                 (f) permit Payee to make or cause to be made, at Maker's expense, inspections and audits of any books, records and papers of Maker and to make extracts therefrom at all such reasonable times and as often as Payee may reasonably require;

                 (g) apply all dividends and other distribution received from the Trust, and all other amounts , of any kind or nature, received (directly or indirectly) with respect to the Trust Interests or the Shares, to pay this Note, the Redemption Note and the Acquisition Loan, with such payments to be applied (1) in the case of payments with respect to the Acquired Trust Interests that are subject to the First Security Agreement (as defined below), first to the Bank Loan, second to the balance of the Acquisition Loan, third to this Note and thereafter to the Redemption Note, and (2) with respect to all other such payments received by Maker, first to the Bank Loan and this Note, and second to the balance of the Acquisition Loan and the Redemption Note, in each case pro rata (in accordance with the respective aggregate principal and interest then outstanding to Payee, on the one hand, and the Bank, on the other hand under this Note, the Redemption Note and the Acquisition Loan), and in the case of payments received by Signal Capital Holdings Corporation, first to the Redemption Note and the balance of the Acquisition Loan other than the Bank Loan, and second to the Bank Loan and this Note, in each case pro rata (in accordance with the respective aggregate principal and interest then outstanding to Payee, on the one hand, and the Bank, on the other hand under this Note, the Redemption Note and the Acquisition Loan); and

                 (h) cause all amounts received by the Trust and permitted under the Transaction Documents to be distributed to the beneficiaries thereof to be promptly so distributed and applied as provided in
         Section 9(g) above.


         10. Negative Covenants. Except with the consent in writing of Payee, Maker will not, and will not permit any Subsidiary to:

                 (a) incur, or permit to exist, any indebtedness for borrowed money, other than (i) as specified in Section 7(e) and (ii) with respect to any Subsidiary, the liabilities arising under the Transaction Documents, and (iii) with respect to Signal Capital Holdings Corporation, indebtedness existing at the time of the transfer of shares of Signal





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         Capital Holdings Corporation to Maker pursuant to the Purchase
         Agreement;

                 (b) create, assume, or permit to exist, any mortgage, pledge, lien or encumbrance of or upon, or security interest in, any of its property or assets now owned or hereafter acquired except (i) the liens created by the Collateral Documents; (ii) a lien created by Maker in favor of the Bank (the "First Security Agreement"), securing the Acquisition Loan; (iii) the liens created by the Transaction Documents; (iv) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve satisfactory to Payee shall have been established; (v) liens (if any) on the assets of Signal Capital Holdings Corporation existing at the time of the conveyance of shares in Signal Capital Holdings Corporation to Maker pursuant to the Purchase Agreement; and
         (vi) liens encumbering property acquired by Signal Capital Holdings Corporation on or after the date hereof at the time such property is acquired, but only so long as (A) recourse with respect to such indebtedness is limited to the property securing such indebtedness and neither Maker nor Signal Capital Holdings Corporation has any personal liability in respect of such indebtedness and (B) such liens encumber only the property that is subject thereto at the time such property is acquired by Signal Capital Holdings Corporation, and do not encumber any other property of Signal Capital Holdings Corporation;

                 (c) enter into any merger or consolidation or sell or lease or otherwise dispose of any of its assets to a related or unrelated party;

                 (d) lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person except investments in United States Government obligations and certificates of deposits of any banking institution with combined capital and surplus of at least $500,000,000;

                 (e) assume, endorse, be or become liable for or guarantee the obligations of any person, except (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) as specified in Section 7(e) and (iii) with respect to the Transaction Documents, as contemplated by the Purchase Agreement;;

                 (f) declare or pay any dividends on, or make any distribution with respect to (upon liquidation or otherwise) its capital stock, or purchase, redeem, retire or otherwise





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
         acquire any of its capital stock at any time outstanding, except that the foregoing shall not limit (1) any distributions by the Trust made pro rata to its beneficiaries, provided that the entire amount of any such distributions or dividends shall be applied to pay amounts due under this Note and the Bank Loan in accordance with Section 9(g) above or (2) the redemption of shares of Signal Capital Holdings Corporation from Payee as contemplated by the Purchase Agreement;

                 (g) enter into any agreement or take any action (or cause or permit the Trust to enter into any agreement or take any action) which has the effect of amending, modifying, supplementing, waiving or otherwise affecting any of the Transaction Documents, provided, however, Signal Capital Holdings Corporation may agree with the bank that it will consent to the transfer of the Acquired Trust Interests and will exercise its rights under the Trust in a manner which will require the consent of the holder of the Acquired Trust Interests; or

                 (h) engage in any activity other than the holding and management of the Shares, the Trust Interests, the Trust assets, the Partnership assets and the assets acquired pursuant to Section 5.9 of the Purchase Agreement.

         11. Events of Default. If any one or more of the following events ("Events of Default") shall occur, the entire unpaid balance of the principal of and interest on this Note shall immediately become due and payable upon written notice to that effect given to Maker by Payee, except that in the case of the occurrence of any Event of Default described in paragraph (f) of this
Section 11, no such notice shall be required:

                 (a) Failure to make any payment of principal or interest due under this Note or the Redemption Note issued by Signal Capital Holdings Corporation to Payee when due; or,

                 (b) Failure to observe any of the agreements of Maker contained in Section 10 hereof, or failure of Signal Capital Holdings Corporation to observe any of its agreements contained in Section 10 of the Redemption Note; or,

                 (c) Failure by the Maker or Signal Capital Holdings Corporation to perform any other term, condition or covenant of the Purchase Agreement, any of the Collateral Documents, this Note, the Redemption Note or any other agreement, instrument or document delivered pursuant hereto or thereto or in connection herewith or therewith which shall remain





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         unremedied for a period of 30 days after notice thereof shall have been given by Payee to Maker; or,

                 (d) All or any portion of the Acquisition Loan shall not be paid when due and payable, upon maturity, by acceleration or otherwise, or the holder of the Acquisition Loan or any of its agents shall have taken any action (judicial or otherwise) to commence enforcement, foreclosure, sale or other proceedings or to exercise any other right or remedy with respect to any collateral securing the Acquisition Loan, provided, however, during the first year of this Note, maturity alone of the Acquisition Loan without any declaration of default or acceleration or other action by the Bank shall not be an Event of Default unless and until such condition continues for a total of 180 days; or,

                 (e) Any representation or warranty of Maker contained in the Purchase Agreement, any of the Collateral Documents, this Note, the Redemption Note or in any certificate, statement or report made in compliance with any of the foregoing, shall have been false in any material respect when made; or,

                 (f) Maker or any Subsidiary or any endorser or guarantor hereof shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver of any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of thirty days or more, or Maker or any Subsidiary or endorser or guarantor hereof by any act or omission shall indicate its consent to approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver of or any trustee for it or any substantial part of any of its properties, or shall suffer any such receivership or trusteeship to continue undischarged for a period of thirty days or more; or

                 (g) Any judgment against Maker or any Subsidiary or any attachment, levy or execution against any of its properties for any amount shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty days or more (other than any such matters involving an amount not in excess of $100,000 in the





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         aggregate that relate solely to assets contributed to Signal Capital
         Holdings Corporation pursuant to Section 5.9 of the Purchase Agreement and for which neither Maker nor Signal Capital Holdings Corporation has any recourse liability); or,

                 (h) Any of the Collateral Documents, or any lien or security interest granted under any thereof, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective, or cease to be the legally valid, binding and enforceable obligation of Maker or Signal Capital Holdings Corporation; or any lien or security interest created or required to be created thereunder shall, in whole or in part, fail to be created and maintained as a perfected first priority lien or security interest, subject only to those exceptions (if any) expressly permitted by this Note, the Redemption Note and the Collateral Documents; or the Guaranty shall be accelerated pursuant to the terms thereof;

                 (i) Without the prior written consent of Payee, Maker shall, or shall enter into any agreement to, sell, assign, convey, pledge, hypothecate or otherwise transfer to a related or unrelated party (except pursuant to (1) the Collateral Documents and the First Security Agreement and (2) agreements of sale and agreements to sell pursuant to which all indebtedness under the Acquisition Loan, this Note and the Redemption Note is to be paid in full) any of the collateral that is subject to the lien of the Collateral Documents (including, without limitation, any shares in Signal Capital Holdings Corporation) or the Acquired Trust Interests, or Signal Capital Holdings Corporation shall enter into any agreement to, sell, assign, convey, pledge, hypothecate or otherwise transfer any beneficial interest in the Trust to a related or unrelated party; or,

                 (j) Signal Capital Holdings Corporation shall, or shall enter into any agreement to, issue any capital stock, or any option, warrant or other right to acquire capital stock, or any instrument or agreement convertible into or exchangeable for capital stock; other than any such issuance with respect to common stock if after giving effect to all such issuances (and assuming all exercises, conversions and exchanges by persons other than Payee, but assuming no such exercise, exchange or conversion by Payee) the shares subject to the lien of the Pledge Agreement shall constitute not less than and not more than 79% (both in terms of rights to dividends and distributions and rights to vote, for the election of directors or otherwise) of the capital stock of Signal Capital Holdings Corporation.





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         12.  Remedies.

                 (a) In the event of the occurrence of any Event of Default, Payee may, but shall not be required to exercise any right or remedy available to Payee under the Purchase Agreement, this Note, any of the Collateral Documents or applicable law (including but not limited to the rights and remedies of a secured party under the Uniform Commercial Code), and without limiting the generality of the foregoing, may exercise all rights and remedies of Payee under the Collateral Documents. Amounts received by Payee may be applied by Payee to the payment of this Note and of any other liabilities, claims or obligations of Maker to Payee under or in connection with this Note, the Collateral Documents or the Purchase Agreement, in such order as Payee may elect. Each and every right and remedy hereby granted to Payee or allowed to it by law, shall be cumulative and not exclusive the one of the other, and may be exercised by Payee from time to time and as often as may be necessary. Payee may assign and transfer this Note to any other person, firm or corporation and may deliver and repledge the collateral security or any party thereof to the assignee or transferee of this Note, who shall thereupon become vested with all the powers and rights above given to Payee in respect thereof, and Payee shall thereafter be forever released and discharged of and from all responsibility or liability to Maker for or on account of the collateral security so delivered.

                 (b) In the event that this Note is placed in the hands of an attorney for collection by reason of any default hereunder, Maker agrees to pay all reasonable attorney's fees, costs and other charges in connection herewith. Maker promises to pay all expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this Note shall become due at its maturity date or otherwise and costs which Payee may deem necessary or proper in connection with the satisfaction of the indebtedness or the administration, supervision, preservation, protection (including but not limited to maintenance of adequate insurance) of or the realization upon the collateral.

                 (c) Maker hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and consents to any and all delays, extensions of time, renewals, releases of Maker and of any security, waivers or modifications that may be granted or consented to by Payee with regard to the time of payment or with respect to any other provisions of this Note and agrees that no such action or failure to act on the part of Payee shall in any way affect or impair the obligations of Maker or be construed as a waiver by Payee of, or otherwise affect, its right to avail itself of any remedy hereunder with the same force and effect as if Maker had expressly consented to such action or inaction upon the party of Payee.

         13. Payments. All payments by Maker on account of principal or interest shall be made in lawful money of the United States of America in immediately available funds. If any payment of principal or interest becomes due on a day on which the banks in Chicago, Illinois or New York, New York, are required or permitted by law to remain closed, such payment may be made on the next succeeding business day on which such banks are open, and such extensions shall be included in computing interest in connection with such payment. All payment shall be made to the following account, or such other account as may from time to time be designated in writing by Payee:

         Name of Bank: PNC Bank, Delaware
         Address:  300 Delaware Avenue, Wilmington DE 19801
         ABA Number: 031100089
         Name of Account: Itel Rail Holdings Corporation
         Account Number:  5795135488


         14.  Miscellaneous.

                 (a) All agreements, representations and warranties made herein shall survive the delivery of this Note. Maker waives trial by jury, set-off and counterclaim of any nature or description in any litigation in any court with respect to, in connection with, or arising out of, this Note or any instruments or document delivered pursuant hereto or the validity, protection, interpretation, collection or enforcement hereof.

                 (b) No modification or waiver of or with respect to any provision of this Note, or consent to any departure by Maker from any of the terms or conditions hereof, shall in any event be effective unless it shall be in writing and signed by Payee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Maker in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

                 (c) Each and every right granted to Payee hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Payee or the holder of this Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

         15. Notices. All notices, requests and other communications pursuant to this Note shall be in writing, either by letter (delivered by hand or sent by certified mail, return receipt requested) or telegram, addressed as follows:

                 (a)  if to Maker:           SCAP Associates L.L.C.
                                             885 Third Avenue
                                             Suite 2400
                                             New York, New York 10022
                                             Attention: Douglas H. Wolf
                                             Facsimile Number: (212) 826-5617

         and

                 (b)  if to Payee:           Itel Rail Holdings Corporation
                                             200 West Ninth Street Plaza
                                             Wilmington, Delaware 19801
                                             Facsimile Number: (302) 658-0468

                   with a copy to:           Itel Corporation
                                             Two North Riverside Plaza
                                             Chicago, Illinois 60606
                                             Attention: General Counsel
                                             Facsimile Number: (312) 902-1512


Any notice, request or communication hereunder shall be deemed to have been given when deposited in the mails, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person or address to whom or which the notices are to be given hereunder, but any such notice shall be effective only when actually received by the party to whom it is addressed.

         16. Governing Law; Severability. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York. The provisions of this Note are severable and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this
Note in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this
Note in New York, New York on this             day of July, 1994.

                                                 SCAP ASSOCIATES L.L.C.



                                                 By ___________________________
                                                               (Title)